UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2004 (June 11, 2004)

HORIZON OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

Item 4.	Changes in Registrant's Certifying Accountant.

On June 11, 2004, PricewaterhouseCoopers LLP ("PwC") resigned as the independent registered public accounting firm for Horizon Offshore, Inc. (the "Company").

In connection with its audits for the years ending December 31, 2002 and December 31, 2003, PwC’s reports on the Company’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

From June 19, 2002 through June 11, 2004, the period during which PwC served as the Company’s independent registered public accounting firm, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for the two most recent fiscal years. In addition, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the period that PwC served as the Company’s independent registered public accounting firm.

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 18, 2004, is filed as Exhibit 16 to this Form 8-K.

The Company has commenced the process of retaining a new independent registered public accounting firm and expects to appoint a new independent registered public accounting firm during the third quarter.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

16	Letter from PricewaterhouseCoopers LLP dated June 18, 2004

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President and Chief Financial Officer

Dated:  June 18, 2004